EXHIBIT 23.1

               CONSENT OF CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS


     We have issued our report dated April 12, 2002 accompanying the consolidated financial statements included in the Annual Report of CareCentric, Inc. on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of CareCentric, Inc. on Form S-8 (File No. 33-97772, File No. 333-51869, File No. 333-70811, and File No. 333-68132).


/s/Grant Thornton, LLP


Boston, Massachusetts
April 12, 2002


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